The information in this preliminary pricing supplement is not complete and may be changed.

Preliminary Pricing Supplement      SUBJECT TO COMPLETION       February 4, 2008

Pricing Supplement dated February _, 2008
(To the Prospectus dated January 5, 2007; Prospectus
Supplement dated February 28, 2007; and Product Prospectus
Supplement dated March 6, 2007)

================================================================================

[RBC LOGO]                                   $
                              Reverse Convertible Notes, each
               Linked to the Common Stock of a Single Reference Stock Issuer
                         Senior Global Medium-Term Notes, Series C

================================================================================

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus dated January 5, 2007, the product prospectus supplement dated March 6, 2007 and the prospectus supplement dated February 28, 2007.

General:                      This pricing supplement relates to thirty-seven
                              (37) separate Reverse Convertible Notes
                              ("RevCons") offerings. Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. All of the Notes offered hereby are collectively referred to as the "Notes". Some of the Notes have a duration of three months ("Three Month Notes"), some of six months ("Six Month Notes") and some of twelve months ("Twelve Month Notes"). The duration for each Note is indicated below. If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes. The Notes offered hereby do not represent Notes linked to a basket of some or all of the Reference Stocks.

Issuer:                       Royal Bank of Canada ("Royal Bank")

Pricing Date:                 February 26, 2008

Issuance Date:                February 29, 2008

Denominations:                Minimum denomination of $1,000, and integral
                              multiples of $1,000 thereafter.

Deposit Currency              U.S. Dollars

Denominations:                Minimum denomination of $1,000, and integral
                              multiples of $1,000 thereafter.

Three Month Notes:

            Valuation Date:   May 23, 2008

             Maturity Date:   May 29, 2008

       Coupon Payment         The coupon will be paid on the 29th day of each
       Date (s):              month during the term of the note. If that day is
                              not a business day, then the coupon will be paid on the following business day.

Six Month Notes:

            Valuation Date:   August 26, 2008

             Maturity Date:   August 29, 2008

       Coupon Payment         The coupon will be paid on the 29th day of each
       Date (s):              month during the term of the note. If that day is
                              not a business day, then the coupon will be paid on the following business day.

Twelve Month Notes:

            Valuation Date:   February 24, 2009

             Maturity Date:   February 27, 2009

            Coupon Payment    The coupon will be paid on the 27th day of each
            Date (s):         month during the term of the note. If that day is
                              not a business day, then the coupon will be paid on the following business day.

Reference Stock:

No.    Principal  Reference Stock                       Ticker  Coupon  Strike  Barrier    Term       Monitoring Method     CUSIP
---    ---------  ---------------                       ------  ------  ------  -------    ----       -----------------     -----
       Amount                                                    Rate   Price   Price
       ------                                                    ----   -----   -----
596    $[ ]       Apple Inc.                            AAPL    15.25%  $[ ]        75%   3 month    Close of Trading Day  78008EZ42

597    $[ ]       Freeport-McMoRan Copper & Gold. Inc.  FCX     15.00%  $[ ]        65%   3 month    Close of Trading Day  78008EZ59

598    $[ ]       General Motors Corporation            GM      14.55%  $[ ]        65%   3 month    Close of Trading Day  78008EZ67

599    $[ ]       Massey Energy Company                 MEE     13.10%  $[ ]        65%   3 month    Close of Trading Day  78008EZ75

600    $[ ]       Netflix Inc.                          NFLX    11.00%  $[ ]        65%   3 month    Close of Trading Day  78008EZ83

601    $[ ]       Sirius Satellite Radio Inc.           SIRI    15.75%  $[ ]        65%   3 month    Close of Trading Day  78008EZ91

602    $[ ]       Under Armour, Inc.                    UA      16.00%  $[ ]        65%   3 month    Close of Trading Day  78008E2A4

603    $[ ]       SunPower Corporation                  SPWR    15.00%  $[ ]        60%   3 month    Close of Trading Day  78008E2B2

604    $[ ]       Apple Inc.                            AAPL    10.55%  $[ ]        70%   3 month    Close of Trading Day  78008E2C0

605    $[ ]       Federal National Mortgage Association FNM     14.45%  $[ ]        60%   3 month    Close of Trading Day  78008E2D8

606    $[ ]       General Motors Corporation            GM      17.55%  $[ ]        70%   3 month    Close of Trading Day  78008E2E6

607    $[ ]       Wells Fargo & Company                 WFC     10.50%  $[ ]        80%   3 month    Close of Trading Day  78008E2F3

608    $[ ]       Exxon Mobil Corporation               XOM      8.75%  $[ ]        90%   3 month    Close of Trading Day  78008E2G1

609    $[ ]       Continental Airlines, Inc.            CAL     13.40%  $[ ]        60%   3 month    Close of Trading Day  78008E2H9

610    $[ ]       D. R. Horton, Inc.                    DHI     13.50%  $[ ]        60%   3 month    Close of Trading Day  78008E2J5

611    $[ ]       Toll Brothers, Inc.                   TOL     11.25%  $[ ]        60%   3 month    Close of Trading Day  78008E2K2

612    $[ ]       Monsanto Company                      MON     10.70%  $[ ]        65%   3 month    Close of Trading Day  78008E2L0

613    $[ ]       The Mosaic Company                    MOS     13.35%  $[ ]        60%   3 month    Close of Trading Day  78008E2M8

614    $[ ]       Washington Mutual, Inc.               WM      20.50%  $[ ]        65%   3 month    Close of Trading Day  78008E2N6

615    $[ ]       Tesoro Corporation                    TSO     19.55%  $[ ]        70%   3 month    Close of Trading Day  78008E2P1

616    $[ ]       Joy Global Inc.                       JOYG    21.25%  $[ ]        75%   3 month    Close of Trading Day  78008E2Q9

617    $[ ]       NYSE Euronext                         NYX     14.45%  $[ ]        80%   3 month    Close of Trading Day  78008E2R7

618    $[ ]       Google Inc.                           GOOG    11.75%  $[ ]        80%   3 month    Close of Trading Day  78008E2S5

619    $[ ]       Transocean Inc.                       RIG     13.00%  $[ ]        70%   3 month    Close of Trading Day  78008E2T3

620    $[ ]       XenoPort Inc.                         XNPT     9.00%  $[ ]        75%   3 month    Close of Trading Day  78008E2U0

621    $[ ]       Arch Coal, Inc.                       ACI     14.00%  $[ ]        75%   6 month    Close of Trading Day  78008E2V8

622    $[ ]       Citigroup Inc.                        C       10.00%  $[ ]        75%   6 month    Close of Trading Day  78008E2W6

623    $[ ]       ENSCO International Inc.              ESV     10.25%  $[ ]        75%   6 month    Close of Trading Day  78008E2X4

624    $[ ]       Ternium SA                            TX      11.60%  $[ ]        70%   6 month    Close of Trading Day  78008E2Y2

625    $[ ]       Marathon Oil Corporation              MRO     10.00%  $[ ]        75%   6 month    Close of Trading Day  78008E2Z9

626    $[ ]       Valero Energy Corporation             VLO     10.00%  $[ ]        75%   6 month    Close of Trading Day  78008E3A3

627    $[ ]       Coach, Inc.                           COH     13.60%  $[ ]        70%   6 month    Close of Trading Day  78008E3B1

628    $[ ]       Suncor Energy, Inc.                   SU       8.70%  $[ ]        75%   6 month    Close of Trading Day  78008E3C9

629    $[ ]       CNH Global N.V.                       CNH     14.25%  $[ ]        70%   6 month    Close of Trading Day  78008E3D7

630    $[ ]       KBR, Inc.                             KBR     14.85%  $[ ]        70%   12 month   Close of Trading Day  78008E3E5

631    $[ ]       Research in Motion Limited            RIMM    17.40%  $[ ]        70%   12 month   Close of Trading Day  78008E3F2

632    $[ ]       Stifel Financial Corp.                SF      10.00%  $[ ]        70%   12 month   Close of Trading Day  78008E3G0

Term:                         As set forth above

Initial Share Price:          The price of the Reference Stock on the Pricing
                              Date.

Final Share Price:            The price of the Reference Stock on the Valuation
                              Date.

Payment at Maturity (if held  For each $1,000 principal amount of the Notes, the
to maturity):                 investor will receive $1,000 plus any accrued and
                              unpaid interest at maturity unless:

                              (i)  the Final Stock Price is less than the
                                   Initial Stock Price; and

                              (ii) (a) for notes subject to Intra-Day
                                   Monitoring, at any time during the
                                   Monitoring Period, the trading price of
                                   the Reference Stock is less than the
                                   Barrier Price, or

                                   (b) for notes subject to Close of Trading
                                   Day Monitoring, on any day during the
                                   Monitoring Period, the closing price of
                                   the Reference Stock is less than the
                                   Barrier Price.

                              If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value thereof. If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

                              Investors in these Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

Monitoring Period:            From and excluding the Pricing Date to and
                              including the Valuation Date

Monitoring Method:            As set forth above

Physical Delivery Amount:     For each $1,000 principal amount, a number of
                              shares of the Reference Stock equal to the principal amount divided by the Initial Share
                              Price. If this number is not a round number then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Secondary Market:             RBC Capital Markets Corporation (or one of its
                              affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date. The amount that an investor may receive upon sale of their Notes prior to maturity may be less than the principal amount of such Notes.

Calculation Agent:            The Bank of New York

Listing:                      None

Settlement:                   DTC global notes

Terms Incorporated In the     All of the terms appearing above the item
Master Note                   captioned "Secondary Market" on the cover page of
                              this pricing supplement and the terms appearing under the caption "Specific Terms of the Reverse
                              Convertible Notes" in the product supplement with respect to reverse convertible notes dated March
                              6, 2007.

Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-1 of the product prospectus supplement dated March 6, 2007 and "Selected Risk Considerations" in this pricing supplement.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The price to purchasers who maintain accounts with participating dealers in which only asset-based fees are charged is __%. The price at which you purchase the notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you will experience an immediate and substantial decline in the value of your notes on the issue date.

The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.



                                                                                           Proceeds to Royal Bank of
                                    Price to Public              Agent's Commission                 Canada
                                    ---------------              ------------------                 ------
Per Note                                   100%                         []%                            []%
Total                                      $[]                          $[]                            $[]

                         RBC Capital Markets Corporation
                                 February , 2008

You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.



                     ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated March 6, 2007, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated March 6, 2007, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated March 6, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000342/
     o35159e424b3.htm

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.



Hypothetical Examples of Amounts Payable at Maturity

The examples set forth below are provided for illustration purposes only. Assumptions in each of the examples are purely fictional and do not relate to any actual Reference Stock performance. The hypothetical terms do not represent the terms of an actual Note. The examples are hypothetical, and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date. We cannot predict the Reference Stock performance.

The table below illustrates the payment at maturity assuming an initial investment of $1,000 if the Final Share Price (as a percentage of the Initial Share Price) were any of the hypothetical prices shown in the left column. We have assumed a Barrier Price of 80%. For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Share Price and no market disruption events. The second column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price of the Reference Stock does not close below the Barrier Price on any day during the Monitoring Period. The third column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price does close below the Barrier Price on any day during the Monitoring Period. The fourth column shows the hypothetical Physical Delivery Amount assuming an Initial Share Price of $100 (as a number of shares of the Reference

Stock). The fifth column shows the hypothetical Cash Delivery Amount (as a percentage of the Initial Share Price), should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

The prices in the left column represent hypothetical Final Share Prices and are expressed as percentages of the Initial Share Price. The amounts in the second and third columns represent the hypothetical payments at maturity, based on the corresponding hypothetical Final Share Prices.



                                    If the closing         If the closing
                                  market price of the    market price of the
                                    Reference Stock       Reference Stock
                                  does not fall below     falls below the
                                 the Barrier Price on     Barrier Price on
                                  any day during the     any day during the      Hypothetical
                                  Monitoring Period:     Monitoring Period:        Physical
                                                                                   Delivery         Hypothetical
                                     Hypothetical           Hypothetical           Amount as       Cash Delivery
      Hypothetical Final              Payment at             Payment at            Number of         Amount as
   Share Price as Percentage          Maturity as            Maturity as         Shares of the     Percentage of
              of                     Percentage of          Percentage of          Reference       Initial Share
      Initial Share Price          Principal Amount       Principal Amount           Stock             Price
      -------------------          ----------------       ----------------           -----             -----
            200.00%                     100.00%                100.00%                n/a               n/a

            175.00%                     100.00%                100.00%                n/a               n/a

            150.00%                     100.00%                100.00%                n/a               n/a

            125.00%                     100.00%                100.00%                n/a               n/a

            100.00%                     100.00%                100.00%                n/a               n/a

            95.00%                      100.00%            Physical or Cash            10             95.00%
                                                           Delivery Amount

            90.00%                      100.00%            Physical or Cash            10             90.00%
                                                           Delivery Amount

            85.00%                      100.00%            Physical or Cash            10             85.00%
                                                           Delivery Amount

            80.00%                      100.00%            Physical or Cash            10             80.00%
                                                           Delivery Amount

            79.50%                        n/a              Physical or Cash            10             79.50%
                                                           Delivery Amount

            50.00%                        n/a              Physical or Cash            10             50.00%
                                                           Delivery Amount

            25.00%                        n/a              Physical or Cash            10             25.00%
                                                           Delivery Amount

             0.00%                        n/a              Physical or Cash            10              0.00%
                                                           Delivery Amount


The payments at maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical payments at maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered Notes or on an investment in the Reference Stock. Please read "Additional Risk Factors Specific to Your Notes" and "Hypothetical Returns on Your Notes" in the accompanying product prospectus supplement dated March 6, 2007.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond bought, and an option sold, by the investor (with an implicit option premium paid over time to the investor). The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under "Supplemental Discussion of Canadian Tax Consequences" and "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying product prospectus supplement dated March 6, 2007.



Selected Purchase Considerations

o Market Disruption Events and Adjustments --The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement dated March 6, 2007. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see "General Terms of the Reverse Convertible Notes--Consequences of Market Disruption Events" in the product prospectus supplement dated March 6, 2007.

o Principal At Risk -- Investors in these Notes could lose some or a substantial value of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

o    Certain U.S. Federal Income Tax Considerations:

     o RevCon (AAPL): [ ]% of each stated interest payment (15.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (15.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (FCX): [ ]% of each stated interest payment (15.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (15.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (GM): [ ]% of each stated interest payment (14.55% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.55% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (MEE): [ ]% of each stated interest payment (13.10% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.10% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (NFLX): [ ]% of each stated interest payment (11.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (SIRI): [ ]% of each stated interest payment (15.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (15.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (UA): [ ]% of each stated interest payment (16.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (16.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (SPWR): [ ]% of each stated interest payment (15.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (15.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (AAPL): [ ]% of each stated interest payment (10.55% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.55% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (FNM): [ ]% of each stated interest payment (14.45% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.45% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (GM): [ ]% of each stated interest payment (17.55% in total) will be treated as an interest payment and [ ]% of each stated interest payment (17.55% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (WFC): [ ]% of each stated interest payment (10.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (XOM): [ ]% of each stated interest payment (8.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (8.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (CAL): [ ]% of each stated interest payment (13.40% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.40% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (DHI): [ ]% of each stated interest payment (13.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (TOL): [ ]% of each stated interest payment (11.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (MON): [ ]% of each stated interest payment (10.70% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.70% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (MOS): [ ]% of each stated interest payment (13.35% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.35% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (WM): [ ]% of each stated interest payment (20.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (20.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (TSO): [ ]% of each stated interest payment (19.55% in total) will be treated as an interest payment and [ ]% of each stated interest payment (19.55% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (JOYG): [ ]% of each stated interest payment (21.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (21.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (NYX): [ ]% of each stated interest payment (14.45% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.45% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (GOOG): [ ]% of each stated interest payment (11.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (RIG): [ ]% of each stated interest payment (13.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (XNPT): [ ]% of each stated interest payment (9.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (9.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (ACI): [ ]% of each stated interest payment (14.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (C): [ ]% of each stated interest payment (10.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (ESV): [ ]% of each stated interest payment (10.255% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (TX): [ ]% of each stated interest payment (11.60% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.60% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (MRO): [ ]% of each stated interest payment (10.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (VLO): [ ]% of each stated interest payment (10.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (COH): [ ]% of each stated interest payment (13.60% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.60% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (SU): [ ]% of each stated interest payment (8.70% in total) will be treated as an interest payment and [ ]% of each stated interest payment (8.70% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (CNH): [ ]% of each stated interest payment (14.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (KBR): [ ]% of each stated interest payment (14.85% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.85% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (RIMM): [ ]% of each stated interest payment (17.40% in total) will be treated as an interest payment and [ ]% of each stated interest payment (17.40% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (SF): [ ]% of each stated interest payment (10.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     For further discussion of the tax consequences applicable to an investor, please see the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated March 6, 2007.



Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Stock. These risks are explained in more detail in the section "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated March 6, 2007. In addition to the risks described in the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated March 6, 2007, you should consider the following:

o You May Lose Some or All of Your Principal Amount -- You may receive a lower payment at maturity than you would have received if you had invested in the Reference Stock directly. If the Reference Stock performance is not positive, you may receive a payment at maturity of less than the principal amount of your Notes.

o The Inclusion in the Purchase Price of the Notes of A Selling Concession and of Royal Bank's Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity -- The price at which you purchase of the notes includes a selling concession (including a broker's commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity may be less than your original purchase price. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

Information Regarding the Issuers of the Reference Stocks

The Reference Stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding the Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding the issuer of the Reference Stock is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

     o Apple Inc.designs, manufactures, and markets personal computers, portable digital music players, and mobile communication devices and sells a variety of related software, services, peripherals, and networking solutions. The Company sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers, and value-added resellers. In addition, the Company sells a variety of third-party Macintosh (Mac), iPod and iPhone compatible products, including application software, printers, storage devices, speakers, headphones, and various other accessories and peripherals through its online and retail stores. The Company sells to education, consumer, creative professional, business and government customers.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-10030.

     o Freeport-McMoran Copper & Gold Inc., through its majority-owned subsidiary, PT Freeport Indonesia, is engaged in copper, gold and silver mining and production operations. It owns approximately 90.64% of PT Freeport Indonesia, and the Government of Indonesia owns the remaining. PT Freeport Indonesia mines, processes and explores for ore containing copper, gold and silver. It operates in the remote highlands of the Sudirman Mountain Range in the province of Papua, Indonesia, which is on the western half of the island of New Guinea. Its principal asset is the Grasberg minerals district. During the year ended December 31, 2006, PT Freeport Indonesia's share of proven and probable recoverable reserves totaled 38.8 billion pounds of copper and 41.1 million ounces of gold, all of which are located in Block A. In October 2007, it announced the sale of its international wire and cable business, operated in the name of Phelps Dodge International Corporation to General Cable Corporation.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-11307-01.

     o General Motors Corporation (GM) is primarily engaged in the worldwide development, production and marketing of cars, trucks and parts. The Company develops, manufactures and markets its vehicles worldwide through its four automotive regions: GM North America, GM Europe, GM Latin America/Africa/Mid-East and GM Asia Pacific. GM's finance and insurance operations are primarily conducted through GMAC LLC (GMAC). GMAC was a wholly owned subsidiary, until November 30, 2006, when GM sold a 51% controlling ownership interest in GMAC. As a result, the Company holds a 49% ownership interest in GMAC, which provides a range of financial services. GM's total worldwide car and truck deliveries were 9.1 million during the year ended December 31, 2006. In January 2007, Isuzu Motors Limited acquired the 100% stake in a diesel engine development company, which is a joint venture between Isuzu Motors and General Motors Corporation.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00043.

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     o    Massey Energy Company (Massey) produces, processes and sells bituminous coal of steam and metallurgical grades, primarily of a low sulfur content, through its processing and shipping centers, called Resource Groups, many of which receive coal from multiple coal mines. Massey generates revenues through the mining, processing and selling of steam and metallurgical grade coal, as well as through other coal-related businesses, including the management of material handling facilities and a synfuel production plant. At January 31, 2007, the Company operated 33 underground mines and 11 surface mines in West Virginia, Kentucky and Virginia. Massey produces coal using four distinct mining methods: underground room and pillar, underground longwall, surface and highwall mining. The Company's steam coal is primarily purchased by utilities and industrial clients as fuel for their power plants. Its metallurgical coal is used primarily to make coke for use in the manufacture of steel.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07775.

     o Netflix, Inc. is an online movie rental service, providing more than 6,300,000 subscribers access to a comprehensive library of more than 70,000 movie, television and other filmed entertainment titles on digital versatile disc (DVD). The Company offers a variety of subscription plans, starting at $9.99 a month. There are no due dates, no late fees and no shipping fees. Subscribers select titles at its Website aided by its recommendation service, receive them on DVD by the United States mail and return them to the Company at their convenience using its prepaid mailers. The Company also offers certain titles through its instant-viewing feature.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-49802.

     o Sirius Satellite Radio Inc. is a satellite radio provider in the United States. The Company offers over 130 channels to its subscribers, 69 channels of 100% commercial-free music and 65 channels of sports, news, talk, entertainment, traffic, weather and data content. Its primary source of revenue is subscription fees, with most of its customers subscribing to SIRIUS on either an annual or a monthly basis. As of December 31, 2006, the Company had 6,024,555 subscribers. In addition, it derives revenue from activation fees, the sale of advertising on its non-music channels, and the direct sale of SIRIUS radios and accessories. On February 19, 2007, the Company and XM Radio entered into an Agreement and Plan of Merger, pursuant to which the Company and XM Radio will combine its businesses through a merger of XM Radio and a newly formed, wholly owned subsidiary of the Company.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-24710.

     o Under Armour, Inc. is engaged in the design, development, marketing and distribution of branded performance products for men, women and youth. The Company designs and sells an offering of apparel and accessories that utilize a variety of synthetic microfiber fabrications. Its active wear and sports apparel, footwear and accessories are designed to wick perspiration away from the skin, help regulate body temperature, enhance comfort and mobility and improve performance regardless of weather condition. The Company's products are offered globally in approximately 12,000 retail stores and can be purchased across the United States, Canada, Japan and Europe through large national and regional chains of retailers, as well as smaller, independent and specialty retailers.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-33202.

     o SunPower Corporation designs, develops, manufactures, markets and sells solar electric power products, systems and services. Its products are based on its processes and technologies. SunPower offers solar power products, including solar cells, solar panels and inverters, which convert sunlight to electricity compatible with the utility network. The Company is a majority owned subsidiary of Cypress Semiconductor Corporation. It is also selling products for multi-megawatt solar power plant applications that mount the Company's products on moving structures that track the sun. SunPower sells its products in many countries, principally in regions where government incentives have accelerated solar power adoption. The Company also offers imaging detectors based on its solar power technology primarily for medical imaging applications. On January 10, 2007, SunPower completed the acquisition of PowerLight Corporation, which is a solar power systems provider based in Berkeley, California.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-51593.

     o Federal National Mortgage Association, operating as Fannie Mae, is engaged in providing funds to mortgage lenders through its purchases of mortgage assets, and issuing and guaranteeing mortgage-related securities that facilitate the flow of additional funds into the mortgage market. The Company also makes other investments that increase the supply of affordable housing. It is a government-sponsored enterprise (GSE) chartered by the United States Congress and is aligned with national policies to support expanded access to housing and increased opportunities for homeownership. The Company's business includes three integrated business segments:
          Single-Family Credit Guaranty (Single-Family), Housing and Community Development (HCD), and Capital Markets.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-50231.

     o Wells Fargo & Company is a financial holding company and a bank holding company. The Company provides retail, commercial and corporate banking services through banking stores located in 23 states. It provides other financial services through subsidiaries engaged in various businesses, principally wholesale banking, mortgage banking, consumer finance, equipment leasing, agricultural finance, commercial finance, securities brokerage and investment banking, insurance agency and brokerage services, computer and data processing services, trust services, investment advisory services, mortgage-backed securities servicing and venture capital investment. The Company operates in three business segments: Community Banking, Wholesale Banking and Wells Fargo Financial. In April 2007, First Data Corporation acquired the Instant Cash Services business, from Wells Fargo Bank, N.A., a subsidiary of the Company. In October 2007, Greater Bay Bancorp completed its merger with the Company.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-02979.

     o Exxon Mobil Corporation (ExxonMobil) is an international oil and gas company. ExxonMobil operates facilities or market products in many countries, and explores for oil and natural gas on six continents. ExxonMobil is involved in the exploration and production of crude oil and natural gas; the manufacture of petroleum products, and the transportation and sale of crude oil, natural gas and petroleum products. ExxonMobil is a manufacturer and marketer of commodity and specialty petrochemicals, and also has interests in electric power generation facilities. In addition, the Company conducts research programs in support of these businesses.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-02256.

     o Continental Airlines, Inc. (Continental) is a United States air carrier engaged in the business of transporting passengers, cargo and mail. The Company operates more than 2,700 daily departures, together with its wholly owned subsidiary, Continental Micronesia, Inc., and regional flights operated on its behalf under capacity purchase agreements with other carriers. As of December 31, 2006, Continental flew to 136 domestic and 126 international destinations, and offered additional connecting service through alliances with domestic and foreign carriers. Continental operates in two segments: mainline and regional. The mainline segment consists of flights to cities using jets with a capacity of greater than 100 seats. As of December 31, 2006, the regional segment consisted of flights with a capacity of 50 or fewer seats. The regional segment is operated primarily by ExpressJet Airlines, Inc., and beginning in January 2007, Chautauqua Airlines, Inc., through capacity purchase agreements.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-10323.

     o D.R. Horton, Inc. is a homebuilding company in the United States. The Company constructs and sells homes through its operating divisions in 27 states and 83 metropolitan markets of the United States, under the name of D.R. Horton, America's Builder. The segments of the Company consist of seven homebuilding segments and a financial services segment. The financial services operations provide mortgage banking and title agency services to homebuyers in many of the homebuilding markets. DHI Mortgage, the wholly owned subsidiary provides mortgage financing services to the purchasers of the homes.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-14122.

     o Toll Brothers, Inc. is engaged in designing, building, marketing and arranging finance for single-family detached and attached homes in luxury residential communities. The Company is also involved, directly and through joint ventures, in projects where it is building, or converting existing rental apartment buildings into high-, mid- and low-rise luxury homes. During the fiscal year ended October 31, 2007 (fiscal 2007), the Company delivered 7,023 homes from 385 communities. In fiscal 2007, the Company has introduced 70 new single-family detached models, 28 new single-family attached models and 32 new condominium units. The four segments operated by the Company includes the North, the Mid-Atlantic, the South and the West.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09186.

     o Monsanto Company (Monsanto), along with its subsidiaries, is a global provider of agricultural products for farmers. The Company's seeds, biotechnology trait products, and herbicides provide farmers with solutions that improve productivity, reduce the costs of farming, and produce better foods for consumers and better feed for animals. It has two segments: Seeds and Genomics and Agricultural Productivity. Through its Seeds and Genomics segment, it produces seed brands, including DEKALB, Asgrow, D&PL, Deltapine and Seminis, and it develops biotechnology traits that assist farmers in controlling insects and weeds. It also provides other seed companies with genetic material and biotechnology traits for their seed brands. Through its Agricultural Productivity segment, the Company manufactures Roundup brand herbicides and other herbicides and provides lawn-and-garden herbicide products for the residential market and animal agricultural products focused on improving dairy cow productivity.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16167.

     o The Mosaic Company (Mosaic) is a producer of phosphate and potash combined, as well as nitrogen and animal feed ingredients. The Company operates its business through four business segments: phosphates, potash, offshore and nitrogen. The Phosphates segment operates mines and concentrates plants in Florida that produce phosphate fertilizer and feed phosphate, and concentrates plants in Louisiana that produce phosphate fertilizer. The Potash segment mines ad processes potash in Canada and the United States and sells potash in North America and internationally. The Offshore segment produces and markets fertilizer products and provides other ancillary services to wholesalers, cooperatives, independent retailers, and farmers in South America and the Asia-Pacific regions. The Nitrogen segment consists of its equity investment in Saskferco and Mosaic's nitrogen sales and distribution activities.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32327.

     o Washington Mutual, Inc. is a consumer and small business banking company with operations in United States markets. It is a savings and loan holding company. It owns two banking subsidiaries, as well as numerous non-bank subsidiaries. It has four operating segments: the Retail Banking Group, which operates a retail bank network of 2,225 stores; the Card Services Group, which operates credit card lending business; the Commercial Group, which conducts a multi-family and commercial real estate lending business in selected markets, and the Home Loans Group, which engages in single-family residential real estate lending, servicing and capital markets activities. In January

          2007, it sold its mutual fund subsidiary to Principal Financial Group. In October 2006, it acquired Commercial Capital Bancorp, Inc. On December 31, 2006, it sold its retail mutual fund management business, WM Advisors, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-14667.

     o Tesoro Corporation (Tesoro) is an independent petroleum refiner and marketer with two operating segments: refining, which is engaged in refining crude oil and other feedstocks at its six refineries in the western and mid-continental United States and selling refined products in bulk and wholesale markets (refining), and retail, which is engaged in selling motor fuels and convenience products in the retail market through its 460 branded retail stations in 18 states. Through its refining segment, the Company produces refined products, primarily gasoline and gasoline blendstocks, jet fuel, diesel fuel and heavy fuel oils for sale to a variety of commercial customers in the western and mid-continental United States. Tesoro's retail segment distributes motor fuels through a network of retail stations, primarily under the Tesoro and Mirastar brands.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03473.

     o Joy Global Inc. (Joy) manufactures and services mining equipment for the extraction of coal and other minerals and ores. The Company's equipment is used in mining regions to mine coal, copper, iron ore, oil sands and other minerals. It operates in two business segments: underground mining machinery (Joy Mining Machinery or Joy) and surface mining equipment (P&H Mining Equipment or P&H). Joy is a major manufacturer of underground mining equipment for the extraction of coal and other bedded minerals and offers service locations near major mining regions worldwide. P&H is a major producer of surface mining equipment for the extraction of ores and minerals and provides operational support for many types of equipment used in surface mining. Sales of original equipment for the mining industry, as a class of products, accounted for 37% of the Company's consolidated sales for fiscal year ended October 26, 2007. In December 2006, Joy Global Inc. acquired the assets of Donnelly Pty. Ltd.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09299.

     o NYSE Euronext (NYSE Euronext), formerly NYSE Group, Inc. (NYSE Group), is a holding company created by the combination of NYSE Group, Inc. and Euronext N.V. (Euronext). NYSE Euronext operates a liquid exchange group offering a diverse array of financial products and services. The Company brings together six cash equities exchanges in five countries and six derivatives exchanges, and also provides for listings, trading in cash equities, equity and interest rate derivatives, bonds, and the distribution of market data. NYSE Group is a wholly owned subsidiary of NYSE Euronext that operates two securities exchanges: the New York Stock Exchange LLC (the NYSE) and NYSE Arca, Inc. (formerly known as the Pacific Exchange). Euronext operates cash and derivatives exchanges through its subsidiaries in Belgium, France, the Netherlands and Portugal, in addition to services for derivatives markets in the United Kingdom.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32829.

     o Google Inc. maintains an index of Websites and other content, and makes this information freely available to anyone with an Internet connection. Its automated search technology enables people to obtain nearly instant access to relevant information from its online index. Google generates revenue by delivering online advertising. Businesses use its AdWords program to promote their products and services with targeted advertising. In addition, the third-party Websites that comprise the Google Network use the Company's AdSense program to deliver relevant advertisements that generate revenue. In August 2006, it acquired Neven Vision, an online photo-search company. On October 10, 2006, it acquired the online video company, YouTube. In October 2006, it also acquired JotSpot. JotSpot applications are delivered as Web-based services. In March 2007, the Company acquired Adscape Media Inc., a company that makes technology to deliver advertising over the Internet for placement within videogames.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-50726.

     o Transocean Inc. (Transocean) is an international provider of offshore contract drilling services for oil and gas wells. As of February 2, 2007, the Company owned/had partial ownership interests in, or operated 89 mobile offshore and barge drilling units. Its fleet included 32 high-specification semisubmersibles and drillships (high-specification floaters), 20 other floaters, 25 jackups and four other rigs as of February 2, 2007. As of February 2, 2007, Transocean also had three high-specification floaters under construction. The Company's primary business is to contract these drilling rigs, related equipment and work crews primarily on a dayrate basis to drill oil and gas wells. Transocean also provides additional services, including integrated services. In November 2007, Transocean announced the closing of its merger transaction with GlobalSantaFe Corporation.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 333-75899.

     o XenoPort, Inc., is a biopharmaceutical company focused on developing a portfolio of internally discovered product candidates that utilize the body's natural nutrient transporter mechanisms to improve the therapeutic benefits of drugs. The Company's advanced product candidate is being evaluated in a Phase III clinical program for the treatment of restless leg syndrome (RLS). This product candidate has also completed a Phase IIa clinical trial for the management of post-herpetic neuralgia (PHN). Its second product candidate has generated positive data in a Phase IIa clinical trial for reducing the number of reflux episodes in patients with gastroesophageal reflux disease (GERD).

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-51329.

     o Arch Coal, Inc. is a coal producer in the United States. The Company's primary business is the production of steam and metallurgical coal from surface and underground mines throughout the United States, for sale to utility, industrial and export markets. The Company's mines are located in southern West Virginia, eastern Kentucky, Virginia, Wyoming, Colorado and Utah. As of December 31, 2006, Arch Coal, Inc. operated 21 active mines. The Company operates in three segments, which are based on the low sulfur coal producing regions in the United States, in which it operates. On July 31, 2006, Arch Coal, Inc. acquired a 33.33% equity interest in Knight Hawk Holdings, LLC (Knight
          Hawk), a coal producer in the Illinois Basin. On August 23, 2006, the Company acquired a 25% equity interest in DKRW Advanced Fuels LLC
          (DKRW). In June 2007, the Company announced the divestiture of its Mingo Logan subsidiary's Ben Creek Complex in West Virginia (Mingo Logan) to Cobra Natural Resources, LLC.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13105.

     o Citigroup Inc. (Citigroup) is a diversified global financial services holding company whose businesses provide a range of financial services to consumer and corporate customers. The Company is a bank holding company. Its segments include Global Consumer Group, Corporate and Investment Banking (CIB), Global Wealth Management and Alternative Investments (AI). Citigroup has more than 200 million customer accounts and does business in more than 100 countries. In May 2007, Citigroup acquired Egg Banking plc, from Prudential PLC. As of May 9, 2007, it held a 56.15% stake in Nikko Cordial Corporation. In May 2007, Citigroup acquired substantially all of the subsidiaries of Grupo Cuscatlan from Corporacion UBC Internacional S.A., the subsidiaries' holding company. In May 2007, CIT Group Inc. acquired the U.S. Business Technology Finance unit of Citigroup. In July 2007, Citigroup acquired Old Lane Partners, L.P. and Old Lane Partners, GP, LLC. In August 2007, it acquired The BISYS Group, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09924.

     o ENSCO International Incorporated (ENSCO) is an international offshore contract drilling company. Its offshore contract drilling operations are integral to the exploration, development and production of oil and natural gas. As of February 15, 2007, its offshore rig fleet included 43 jackup rigs, one ultra-deepwater semisubmersible rig and one barge rig. In addition, it has three ultra-deepwater semisubmersible rigs. Its operations are concentrated in the geographic regions of Asia Pacific, Europe/Africa, and North and South America. It's ENSCO 8500 Series ultra-deepwater semi-submersibles are the enhanced versions of the ENSCO 7500 capable of drilling in up to 8,500 feet of water, and can readily be upgraded to 10,000 feet water-depth capability if required. In January 2006, ENSCO accepted delivery of the ENSCO 107, an ultra-high specification jackup rig. During the year ended December 31, 2006, the Company entered into agreements to construct ENSCO 8501 and ENSCO 8502.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-08097.

     o Ternium S.A , is a steel company in the Americas. It is a producer of crude steel in Latin America, with manufacturing, processing and finishing facilities, which produced nearly ten million tons of crude steel during the year ended December 31, 2006. Ternium produces and distributes a range of semi-finished and finished steel products, including value-added steel products, such as tinplate, cold rolled coils and sheets, galvanized and electrogalvanized sheets, pre-painted sheets, welded pipes, hot rolled pickled and annealed and tailor-made flat products. It also produces long steel products, such as bars and wire rod. Approximately 56.4% of Ternium's sales were made to South and Central America, 42.1% to North America and 1.5% to Europe and other markets during 2006. On July 26, 2007, it obtained 100% of shares of Grupo Imsa S.A. de C.V., a steel manufacturer.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32734.

     o Marathon Oil Corporation (Marathon) is engaged in exploration, production and marketing of crude oil and natural gas worldwide. The Company operates in three segments: Exploration and Production (E&P), which explores for, produces and markets crude oil and natural gas on a worldwide basis; Refining, Marketing and Transportation (RM&T), which refines, markets and transports crude oil and petroleum products, primarily in the Midwest, the upper Great Plains and southeastern United States, and Integrated Gas (IG), which markets and transports products manufactured from natural gas, such as liquefied natural gas (LNG) and methanol, on a worldwide basis, and is developing other projects. During the year ended December 31, 2006, Marathon completed leasehold acquisitions totaling approximately 200,000 acres in the Bakken Shale oil play. In October 2007, Marathon completed the acquisition of Western Oil Sands Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-05153.

     o Valero Energy Corporation owns and operates 18 refineries located in the United States, Canada and Aruba that produce refined products, such as reformulated gasoline blendstock for oxygenate blending, gasoline meeting the specifications of the California Air Resources Board (CARB), CARB diesel fuel, low-sulfur and ultra-low-sulfur diesel fuel, and oxygenates (liquid hydrocarbon compounds containing oxygen). It also produces conventional gasolines, distillates, jet fuel, asphalt, petrochemicals and other refined products. It markets branded and unbranded refined products on a wholesale basis in the United States and Canada through a bulk and rack marketing network. It sells refined products through a network of approximately 5,800 retail and wholesale branded outlets in the United States, Canada and Aruba. During the year ended December 31, 2006, it sold all of its ownership interest in Valero GP Holdings, LLC. In July 2007, the Company sold its Lima, Ohio refinery to Husky Energy Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13175.

     o Coach, Inc. (Coach) is a designer and marketer of handbags and accessories. The Company offers luxury lifestyle accessories to the customers and provides consumers with fresh and relevant products. Coach's handbags and accessories use a range of quality fabrics and materials. Coach's primary product offerings include handbags, women's and men's accessories, footwear, outerwear, business cases, sunwear, watches, travel bags, jewelry and fragrance. It operates in two business segments: Direct-to-Consumer and Indirect. Handbag sales accounted for approximately 64% of net sales during the fiscal year ended June 30, 2007 (fiscal 2007). Accessories sales accounted for 28% of net sales during fiscal 2007.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16153.

     o Suncor Energy Inc. (Suncor), formerly Suncor Inc., is a Canadian integrated energy company that explores for, acquires, develops, produces and markets crude oil and natural gas, transports and refines crude oil and markets petroleum and petrochemical products. Periodically, the Company also markets third-party petroleum products. Suncor also carries on energy trading activities focused principally on buying and selling futures contracts and other derivative instruments, based on the commodities the Company produces. The Company has four principal operating business units: Oil Sands; Natural Gas; Energy Marketing and Refining, Canada, and Refining and Marketing. During the year ended December 31, 2006, the Company produced approximately 294,800 barrels of oil equivalent (BOE) per day, comprised of 263,000 barrels per day (bpd) of crude oil and natural gas liquids and 191 million cubic feet per day (mmcf/d) of natural gas.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-12384.

     o CNH Global N.V. (CNH) is a global, full-line company in both the agricultural and construction equipment industries. The Company's global scope and scale includes integrated engineering, manufacturing, marketing and distribution of equipment on five continents. It organizes its operations into three business segments: agricultural equipment, construction equipment and financial services. CNH markets its products globally through its two brand families, Case and New Holland. Case IH and New Holland make up its agricultural brand family. Case and New Holland Construction (along with Kobelco in North America) make up its construction equipment brand family. As of December 31, 2006, The Company manufactures their products in 39 facilities throughout the world and distributes their products in approximately 160 countries through an extensive network of approximately 11,500 dealers and distributors.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 333-05752.

     o KBR, Inc. (KBR) is a global engineering, construction and services company supporting the energy, petrochemicals, government services and civil infrastructure sectors. The Company operates in two segments:
          Energy and Chemicals (E&C) and Government and Infrastructure (G&I). The E&C segment designs and constructs energy and petrochemical projects, including large, technically complex projects in remote locations around the world. The G&I segment delivers on-demand support services across the full military mission cycle from contingency logistics and field support to operations and maintenance on military bases. KBR provides services to a diverse customer base, including international and national oil and gas companies, independent refiners, petrochemical producers, fertilizer producers, and domestic and foreign governments. In April 2007, Halliburton Company completed the separation of KBR. As a result, the two companies are separate and independent of each other.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-33146.

     o Research In Motion Limited (RIM) is a designer, manufacturer and marketer of wireless solutions for the worldwide mobile communications market. Through the development of integrated hardware, software and services that support multiple wireless network standards, RIM provides platforms and solutions for access to time-sensitive information, including email, phone, short message service (SMS) messaging, Internet and intranet-based applications. RIM technology also enables an array of third-party developers and manufacturers to enhance their products and services with wireless connectivity to data. The Company's primary revenue stream is generated by the BlackBerry wireless solution. The BlackBerry wireless solution consists of wireless devices, software and services. It can provide users with a wireless extension of their work and personal email accounts, including Microsoft Outlook, IBM Lotus Notes, Novell GroupWise and many Internet service provider (ISP) email services.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-29898.

     o Stifel Financial Corp. (Financial) provides securities-related financial services through its wholly owned operating subsidiaries, Stifel, Nicolaus & Company, Incorporated, Ryan Beck & Co., Inc. (Ryan
          Beck), Century Securities Associates, Inc., and Stifel Nicolaus Limited. These subsidiaries provide brokerage, trading, investment banking, investment advisory, and related financial services primarily to customers throughout the United States and Europe. The Company's customers include individuals, corporations, municipalities, and institutions. The Company has four segments: Private Client Group, Equity Capital Markets, Fixed Income Capital Markets and Other. In April 2007, the Company acquired First Service Financial Company, and its wholly owned subsidiary, First Service Bank. On February 28, 2007, it acquired Ryan Beck. On December 5, 2006, the Company acquired private client business and certain assets and limited liabilities of Miller Johnson Steichen Kinnard, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09305.




                             Historical Information

The graphs below set forth the historical performances of the Reference Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock. The information provided in this table is for the second, third and fourth calendar quarters of 2004, and 2005, 2006 and 2007 as well as for the period from January 1, 2008 through February 1, 2008. (If no price is provided in the table for a particular period, that indicates that such Reference Stock was not traded at such time.)

     We obtained the information regarding the historical performance of the Reference Stock in the charts below from Bloomberg Financial Markets and FactSet Research Systems Inc.

     We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and FactSet Research Systems Inc. The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of each Reference Stock on the Valuation Date. We cannot give you assurance that the performance of each Reference Stock will result in any return in addition to your initial investment.

                                   Apple Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the           Price of the            Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock           the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004                39.85                   27.76                    33.15
     7/1/2004             9/30/2004                42.13                   31.54                    40.5
    10/1/2004            12/31/2004                42.55                   33.98                    38.23

     1/1/2005             3/31/2005                43.9                    35.12                    39.61
     4/1/2005             6/30/2005                40.31                   31.52                    37.44
     7/1/2005             9/30/2005                49.48                   37.12                    48.59
    10/1/2005            12/30/2005                56.35                   43.41                    53.8

     1/1/2006             3/31/2006                65                      47.11                    59.77
     4/1/2006             6/30/2006                72.2                    43.1                     55.41
     7/1/2006             9/29/2006                62.29                   47.58                    53.26
    10/1/2006            12/29/2006                63.7                    47.6                     55.73

     1/1/2007             3/31/2007                67.19                   48.85                    66.19
     4/1/2007             6/30/2007                85.5                    65.62                    82.82
     7/1/2007             9/30/2007               110.6                    67.07                   104.89
    10/1/2007            12/31/2007               120.2                    85.71                   102.44

     1/1/2008              2/1/2008               200.26                  126.14                   133.75


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                       Freeport-McMoRan Copper & Gold Inc.
                                    (04 - 08)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the           Price of the            Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock           the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004                39.85                   27.76                    33.15
     7/1/2004             9/30/2004                42.13                   31.54                    40.5
    10/1/2004            12/31/2004                42.55                   33.98                    38.23

     1/1/2005             3/31/2005                43.9                    35.12                    39.61
     4/1/2005             6/30/2005                40.31                   31.52                    37.44
     7/1/2005             9/30/2005                49.48                   37.12                    48.59
    10/1/2005            12/30/2005                56.35                   43.41                    53.8

     1/1/2006             3/31/2006                65                      47.11                    59.77
     4/1/2006             6/30/2006                72.2                    43.1                     55.41
     7/1/2006             9/29/2006                62.29                   47.58                    53.26
    10/1/2006            12/29/2006                63.7                    47.6                     55.73

     1/1/2007             3/31/2007                67.19                   48.85                    66.19
     4/1/2007             6/30/2007                85.5                    65.62                    82.82
     7/1/2007             9/30/2007               110.6                    67.07                   104.89
    10/1/2007            12/31/2007               120.2                    85.71                   102.44

     1/1/2008              2/1/2008               106.25                   68.96                    92.10


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              General Motors Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the           Price of the            Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock           the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004                50.04                   42.88                    46.59
     7/1/2004             9/30/2004                46.93                   40.53                    42.48
    10/1/2004            12/31/2004                43.29                   36.9                     40.06

     1/1/2005             3/31/2005                40.8                    27.98                    29.39
     4/1/2005             6/30/2005                36.65                   24.67                    34
     7/1/2005             9/30/2005                37.7                    30.21                    30.61
    10/1/2005            12/30/2005                31.5                    18.33                    19.42

     1/1/2006             3/31/2006                24.6                    18.47                    21.27
     4/1/2006             6/30/2006                30.56                   19                       29.79
     7/1/2006             9/29/2006                33.64                   27.12                    33.26
    10/1/2006            12/29/2006                36.56                   28.49                    30.72

     1/1/2007             3/31/2007                37.24                   28.81                    30.64
     4/1/2007             6/30/2007                38.66                   28.86                    37.8
     7/1/2007             9/30/2007                38.27                   29.1                     36.7
    10/1/2007            12/31/2007                43.2                    24.5                     24.89

     1/1/2008              2/1/2008                29.28                   21.34                    28.98


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Massey Energy Co.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the           Price of the            Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock           the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004               28.21                   20.79                    28.21
     7/1/2004             9/30/2004               29.66                   24.59                    28.93
    10/1/2004            12/31/2004               36.96                   26.03                    34.95

     1/1/2005             3/31/2005               46.6                    31.8                     40.04
     4/1/2005             6/30/2005               42.15                   34.86                    37.72
     7/1/2005             9/30/2005               57                      37.76                    51.07
    10/1/2005            12/30/2005               52.59                   36.6201                  37.87

     1/1/2006             3/31/2006               41.53                   33.1                     36.07
     4/1/2006             6/30/2006               44.34                   32.15                    36
     7/1/2006             9/29/2006               37.05                   18.77                    20.94
    10/1/2006            12/29/2006               28                      19.31                    23.23

     1/1/2007             3/31/2007               26.35                   21.5501                  23.99
     4/1/2007             6/30/2007               30.73                   23.97                    26.65
     7/1/2007             9/30/2007               26.8                    16.01                    21.82
    10/1/2007            12/31/2007               37.9899                 21.49                    35.75

     1/1/2008              2/1/2008               39.97                   26.22                    38.92


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                  Netflix Inc.
                                    (02 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the           Price of the            Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock           the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004                38.62                   25.17                   36
     7/1/2004             9/30/2004                36.07                   13.85                   15.42
    10/1/2004            12/31/2004                19.6                     9.25                   12.33

     1/1/2005             3/31/2005                13.12                    8.91                   10.85
     4/1/2005             6/30/2005                19.27                   10.51                   16.41
     7/1/2005             9/30/2005                26.65                   16                      25.99
    10/1/2005            12/30/2005                30.25                   22.54                   27.06

     1/1/2006             3/31/2006                29.92                   23.09                   28.99
     4/1/2006             6/30/2006                33.12                   25.8                    27.21
     7/1/2006             9/29/2006                27.56                   18.12                   22.78
    10/1/2006            12/29/2006                30                      21.95                   25.86

     1/1/2007             3/31/2007                26.8                    20.3                    23.19
     4/1/2007             6/30/2007                25.99                   19.05                   19.39
     7/1/2007             9/30/2007                22.1                    15.62                   20.7499
    10/1/2007            12/31/2007                29.14                   20.59                   26.62

     1/1/2008              2/1/2008                28.30                   20.35                   25.39


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Sirius Satellite Radio Inc.
                                    (03 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the           Price of the            Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock           the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004                4.171                   2.83                    3.08
     7/1/2004             9/30/2004                3.22                    2.01                    3.2
    10/1/2004            12/31/2004                9.43                    3.12                    7.62

     1/1/2005             3/31/2005                7.85                    5.13                    5.62
     4/1/2005             6/30/2005                6.795                   4.357                   6.48
     7/1/2005             9/30/2005                7.61                    6.2                     6.54
    10/1/2005            12/30/2005                7.98                    5.7                     6.7

     1/1/2006             3/31/2006                6.82                    4.36                    5.07
     4/1/2006             6/30/2006                5.57                    3.6                     4.75
     7/1/2006             9/29/2006                4.77                    3.62                    3.92
    10/1/2006            12/29/2006                4.37                    3.5                     3.54

     1/1/2007             3/31/2007                4.26                    3.18                    3.2
     4/1/2007             6/30/2007                3.25                    2.66                    3.02
     7/1/2007             9/30/2007                3.59                    2.71                    3.49
    10/1/2007            12/31/2007                3.94                    2.76                    3.03

     1/1/2008              2/1/2008                3.38                    2.51                    3.3099


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Under Armour Inc. (CI A)
                                    (06 - 08)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the           Price of the            Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock           the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004                 N/A                     N/A                      N/A
     7/1/2004             9/30/2004                 N/A                     N/A                      N/A
    10/1/2004            12/31/2004                 N/A                     N/A                      N/A

     1/1/2005             3/31/2005                 N/A                     N/A                      N/A
     4/1/2005             6/30/2005                 N/A                     N/A                      N/A
     7/1/2005             9/30/2005                 N/A                     N/A                      N/A
    10/1/2005            12/30/2005                40                       13                      38.31

     1/1/2006             3/31/2006                41.9                    25.85                    32.4
     4/1/2006             6/30/2006                43.5                    30.75                    42.62
     7/1/2006             9/29/2006                43.5                    32.2                     40.02
    10/1/2006            12/29/2006                54                      39.33                    50.45

     1/1/2007             3/31/2007                52.3                    43.34                    51.3
     4/1/2007             6/30/2007                53.23                   41.37                    45.65
     7/1/2007             9/30/2007                73.4                    45.66                    59.82
    10/1/2007            12/31/2007                63.9                    41.51                    43.67

     1/1/2008              2/1/2008                47.16                   25.32                    42.78


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              SunPower Corp. (CI A)
                                    (06 - 08)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the           Price of the            Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock           the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004                 N/A                     N/A                      N/A
     7/1/2004             9/30/2004                 N/A                     N/A                      N/A
    10/1/2004            12/31/2004                 N/A                     N/A                      N/A

     1/1/2005             3/31/2005                 N/A                     N/A                      N/A
     4/1/2005             6/30/2005                 N/A                     N/A                      N/A
     7/1/2005             9/30/2005                 N/A                     N/A                      N/A
    10/1/2005            12/30/2005                34.75                     18                     33.99

     1/1/2006             3/31/2006                45.09                   29.08                    38.16
     4/1/2006             6/30/2006                42                      24.6                     28.02
     7/1/2006             9/29/2006                34.25                   23.75                    27.74
    10/1/2006            12/29/2006                40                      26.35                    37.17

     1/1/2007             3/31/2007                48.11                   35.4                     45.5
     4/1/2007             6/30/2007                65.55                   45.84                    63.05
     7/1/2007             9/30/2007                86.93                   59.64                    82.82
    10/1/2007            12/31/2007               164.49                   81.5                    130.39

     1/1/2008              2/1/2008               134.34                   60.25                    73.14


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   Fannie Mae
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the           Price of the            Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock           the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004                75.47                   65.89                    71.36
     7/1/2004             9/30/2004                77.8                    63.05                    63.4
    10/1/2004            12/31/2004                73.81                   62.95                    71.21

     1/1/2005             3/31/2005                71.7                    53.72                    54.45
     4/1/2005             6/30/2005                61.66                   49.75                    58.4
     7/1/2005             9/30/2005                60.21                   41.34                    44.82
    10/1/2005            12/30/2005                50.8                    41.41                    48.81

     1/1/2006             3/31/2006                58.6                    48.41                    51.4
     4/1/2006             6/30/2006                54.53                   46.17                    48.1
     7/1/2006             9/29/2006                56.31                   46.3                     55.91
    10/1/2006            12/29/2006                62.37                   54.4                     59.39

     1/1/2007             3/31/2007                60.44                   51.88                    54.58
     4/1/2007             6/30/2007                69.94                   53.3                     65.33
     7/1/2007             9/30/2007                70.57                   56.19                    60.81
    10/1/2007            12/31/2007                68.6                    26.38                    39.98

     1/1/2008              2/1/2008                40.20                   29.14                    35.40


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Wells Fargo & Co.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the           Price of the            Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock           the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004               29.86                   27.16                    28.615
     7/1/2004             9/30/2004               29.93                   28.06                    29.815
    10/1/2004            12/31/2004               32.02                   28.775                   31.075

     1/1/2005             3/31/2005               31.375                  29.075                   29.9
     4/1/2005             6/30/2005               31.11                   28.885                   30.79
     7/1/2005             9/30/2005               31.435                  29                       29.285
    10/1/2005            12/30/2005               32.35                   28.81                    31.415

     1/1/2006             3/31/2006               32.755                  30.31                    31.935
     4/1/2006             6/30/2006               34.855                  31.9                     33.54
     7/1/2006             9/29/2006               36.89                   33.355                   36.18
    10/1/2006            12/29/2006               36.99                   34.9                     35.56

     1/1/2007             3/31/2007               36.64                   33.01                    34.43
     4/1/2007             6/30/2007               36.49                   33.93                    35.17
     7/1/2007             9/30/2007               37.99                   32.66                    35.62
    10/1/2007            12/31/2007               37.78                   29.29                    30.19

     1/1/2008              2/1/2008               34.56                   24.38                    33.65


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Exxon Mobil Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the           Price of the            Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock           the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004                45.53                   41.43                    44.41
     7/1/2004             9/30/2004                49.79                   44.2                     48.33
    10/1/2004            12/31/2004                52.05                   48.18                    51.26

     1/1/2005             3/31/2005                64.37                   49.25                    59.6
     4/1/2005             6/30/2005                61.74                   52.78                    57.47
     7/1/2005             9/30/2005                65.96                   57.6                     63.54
    10/1/2005            12/30/2005                63.89                   54.5                     56.17

     1/1/2006             3/31/2006                63.96                   56.42                    60.86
     4/1/2006             6/30/2006                65                      56.64                    61.35
     7/1/2006             9/29/2006                71.22                   61.63                    67.1
    10/1/2006            12/29/2006                79                      64.84                    76.63

     1/1/2007             3/31/2007                76.35                   69.02                    75.45
     4/1/2007             6/30/2007                86.58                   75.28                    83.88
     7/1/2007             9/30/2007                93.66                   78.76                    92.56
    10/1/2007            12/31/2007                95.27                   83.37                    93.69

     1/1/2008              2/1/2008                94.74                   77.55                    85.95


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Continental Airlines Inc. (CI B)
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the           Price of the            Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock           the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004                13.93                    9.05                    11.37
     7/1/2004             9/30/2004                11.68                    7.8                      8.52
    10/1/2004            12/31/2004                14.01                    7.63                    13.54

     1/1/2005             3/31/2005                14.19                    8.5                     12.04
     4/1/2005             6/30/2005                15.6                    11.08                    13.28
     7/1/2005             9/30/2005                16.6                     9.03                     9.66
    10/1/2005            12/30/2005                21.97                    9.62                    21.3

     1/1/2006             3/31/2006                28.9                    16.74                    26.9
     4/1/2006             6/30/2006                31.03                   22.51                    29.8
     7/1/2006             9/29/2006                32.04                   22.03                    28.31
    10/1/2006            12/29/2006                46.29                   28.56                    41.25

     1/1/2007             3/31/2007                52.4                    35.22                    36.39
     4/1/2007             6/30/2007                44.1                    32                       33.87
     7/1/2007             9/30/2007                38.79                   26.21                    33.03
    10/1/2007            12/31/2007                37.79                   21.59                    22.25

     1/1/2008              2/1/2008                29.63                   17.19                    29.25


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                D.R. Horton Inc.
                                    (99 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the           Price of the            Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock           the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004               26.9625                 18.4725                  21.3
     7/1/2004             9/30/2004               25.7475                 18.5775                  24.8325
    10/1/2004            12/31/2004               31.41                   20.4                     30.2325

     1/1/2005             3/31/2005               34.575                  27.435                   29.24
     4/1/2005             6/30/2005               39.2                    26.83                    37.61
     7/1/2005             9/30/2005               42.82                   33.34                    36.22
    10/1/2005            12/30/2005               38.56                   28.78                    35.73

     1/1/2006             3/31/2006               41.66                   30.8                     33.22
     4/1/2006             6/30/2006               35.27                   22.55                    23.82
     7/1/2006             9/29/2006               25.43                   19.52                    23.95
    10/1/2006            12/29/2006               27.81                   21.51                    26.49

     1/1/2007             3/31/2007               31.13                   21.79                    22
     4/1/2007             6/30/2007               24.49                   19.76                    19.93
     7/1/2007             9/30/2007               20.75                   12.46                    12.81
    10/1/2007            12/31/2007               15.18                   10.15                    13.17

     1/1/2008              2/1/2008               17.80                    9.78                    17.31


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Toll Brothers Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the           Price of the            Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock           the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004               22.96                   18.145                   21.16
     7/1/2004             9/30/2004               24.02                   18.55                    23.165
    10/1/2004            12/31/2004               34.4797                 20.615                   34.305

     1/1/2005             3/31/2005               45.595                  32.625                   39.425
     4/1/2005             6/30/2005               53.725                  36.05                    50.775
     7/1/2005             9/30/2005               58.67                   41.08                    44.67
    10/1/2005            12/30/2005               44.71                   33.03                    34.64

     1/1/2006             3/31/2006               39.98                   28.7                     34.63
     4/1/2006             6/30/2006               35.87                   25.1                     25.57
     7/1/2006             9/29/2006               29.75                   22.22                    28.08
    10/1/2006            12/29/2006               33.57                   26.781                   32.23

     1/1/2007             3/31/2007               35.64                   26.9                     27.38
     4/1/2007             6/30/2007               31.15                   24.74                    24.98
     7/1/2007             9/30/2007               26.94                   18.85                    19.99
    10/1/2007            12/31/2007               23.82                   18                       20.06

     1/1/2008              2/1/2008               23.93                   15.49                    23.72


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                  Monsanto Co.
                                    (01 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the           Price of the            Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock           the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004                19.25                  15.68                     19.25
     7/1/2004             9/30/2004                19.05                  17.075                    18.21
    10/1/2004            12/31/2004                28.22                  17.625                    27.775

     1/1/2005             3/31/2005                32.51                  25                        32.25
     4/1/2005             6/30/2005                34.4                   27.755                    31.435
     7/1/2005             9/30/2005                34.615                 27.8                      31.375
    10/1/2005            12/30/2005                39.925                 28.19                     38.765

     1/1/2006             3/31/2006                44.18                  39.095                    42.375
     4/1/2006             6/30/2006                44.88                  37.905                    42.095
     7/1/2006             9/29/2006                48.45                  40.925                    47.01
    10/1/2006            12/29/2006                53.49                  42.75                     52.53

     1/1/2007             3/31/2007                57.08                  49.1                      54.96
     4/1/2007             6/30/2007                68.81                  54.34                     67.54
     7/1/2007             9/30/2007                86.9                   58.5                      85.74
    10/1/2007            12/31/2007               116.25                  82.51                    111.69

     1/1/2008              2/1/2008               129.28                  93.22                    114.60


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   Mosaic Co.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the           Price of the            Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock           the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004                 N/A                     N/A                      N/A
     7/1/2004             9/30/2004                 N/A                     N/A                      N/A
    10/1/2004            12/31/2004                18.58                   14.8                     16.32

     1/1/2005             3/31/2005                17.42                   14.59                    17.06
     4/1/2005             6/30/2005                17.16                   12.36                    15.56
     7/1/2005             9/30/2005                17.99                   15.11                    16.02
    10/1/2005            12/30/2005                15.62                   12.5                     14.63

     1/1/2006             3/31/2006                17.14                   13.78                    14.35
     4/1/2006             6/30/2006                17.28                   13.31                    15.65
     7/1/2006             9/29/2006                17.13                   14.03                    16.9
    10/1/2006            12/29/2006                23.54                   16.2                     21.36

     1/1/2007             3/31/2007                28.84                   19.49                    26.66
     4/1/2007             6/30/2007                41                      26.44                    39.02
     7/1/2007             9/30/2007                54.83                   32.5                     53.52
    10/1/2007            12/31/2007                97.6                    48.72                    94.34

     1/1/2008              2/1/2008               110.20                   71.00                    93.47


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Washington Mutual Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the           Price of the            Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock           the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004               44.99                   36.8                     38.64
     7/1/2004             9/30/2004               40.88                   37.54                    39.08
    10/1/2004            12/31/2004               42.5                    37.51                    42.28

     1/1/2005             3/31/2005               42.81                   38.7                     39.5
     4/1/2005             6/30/2005               42.97                   37.75                    40.69
     7/1/2005             9/30/2005               43.9                    39.12                    39.22
    10/1/2005            12/30/2005               45.06                   36.64                    43.5

     1/1/2006             3/31/2006               45.6                    41.57                    42.62
     4/1/2006             6/30/2006               47.01                   42.44                    45.58
     7/1/2006             9/29/2006               46.79                   41.03                    43.47
    10/1/2006            12/29/2006               46.38                   42.01                    45.49

     1/1/2007             3/31/2007               46.02                   38.73                    40.38
     4/1/2007             6/30/2007               44.66                   38.76                    42.64
     7/1/2007             9/30/2007               43.85                   31.27                    35.31
    10/1/2007            12/31/2007               36.47                   12.81                    13.61

     1/1/2008              2/1/2008               21.92                   10.73                    21.82


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                  Tesoro Corp.
                                    (99 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the           Price of the            Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock           the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004               13.875                   8.875                   13.8
     7/1/2004             9/30/2004               15.85                   10.88                    14.765
    10/1/2004            12/31/2004               17.325                  13.875                   15.93

     1/1/2005             3/31/2005               19.1                    14.125                   18.51
     4/1/2005             6/30/2005               24.935                  17.025                   23.26
     7/1/2005             9/30/2005               35.91                   23.055                   33.62
    10/1/2005            12/30/2005               34.65                   26.015                   30.775

     1/1/2006             3/31/2006               36.99                   28.8355                  34.17
     4/1/2006             6/30/2006               37.87                   30.16                    37.18
     7/1/2006             9/29/2006               38.4                    26.475                   28.99
    10/1/2006            12/29/2006               36.55                   27.33                    32.885

     1/1/2007             3/31/2007               51.395                  31.465                   50.215
     4/1/2007             6/30/2007               64.65                   50.055                   57.15
     7/1/2007             9/30/2007               62                      42.64                    46.02
    10/1/2007            12/27/2007               65.98                   44.53                    47.7

     1/1/2008              2/1/2008               48.35                   34.00                    38.31


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Joy Global Inc.
                                    (02 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the           Price of the            Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock           the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004               13.5556                 10.4267                  13.3067
     7/1/2004             9/30/2004               15.6889                 11.9689                  15.28
    10/1/2004            12/31/2004               19.8578                 14.3822                  19.3022

     1/1/2005             3/31/2005               26.1667                 17.1844                  23.3733
     4/1/2005             6/30/2005               25.8                    19.8467                  22.3933
     7/1/2005             9/30/2005               34.04                   22.0267                  33.64
    10/1/2005            12/30/2005               41.94                   27                       40

     1/1/2006             3/31/2006               61.91                   41.57                    59.77
     4/1/2006             6/30/2006               72.23                   44.75                    52.09
     7/1/2006             9/29/2006               53.85                   31.32                    37.57
    10/1/2006            12/29/2006               50.77                   35.59                    48.34

     1/1/2007             3/31/2007               55.8                    40.36                    42.9
     4/1/2007             6/30/2007               61.99                   42.43                    58.33
     7/1/2007             9/30/2007               65.5                    42.1                     50.86
    10/1/2007            12/27/2007               67.61                   48.76                    65.82

     1/1/2008              2/1/2008               65.93                   47.97                    64.50


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                  NYSE Euronext
                                    (06 - 08)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the           Price of the            Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock           the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004                N/A                     N/A                      N/A
     7/1/2004             9/30/2004                N/A                     N/A                      N/A
    10/1/2004            12/31/2004                N/A                     N/A                      N/A

     1/1/2005             3/31/2005                N/A                     N/A                      N/A
     4/1/2005             6/30/2005                N/A                     N/A                      N/A
     7/1/2005             9/30/2005                N/A                     N/A                      N/A
    10/1/2005            12/30/2005                N/A                     N/A                      N/A

     1/1/2006             3/31/2006                90.35                  66.98                    79.25
     4/1/2006             6/30/2006                80.45                  48.62                    68.48
     7/1/2006             9/29/2006                74.83                  56.05                    74.75
    10/1/2006            12/29/2006               112                     71.4                     97.2

     1/1/2007             3/31/2007               109.5                   80.51                    93.75
     4/1/2007             6/30/2007               101                     72.335                   73.62
     7/1/2007             9/30/2007                84.5                   64.26                    79.17
    10/1/2007            12/31/2007                95.25                  78.18                    87.77

     1/1/2008              2/1/2008                87.70                  66.87                    81.28


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Google Inc. (CI A)
                                    (04 - 08)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the           Price of the            Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock           the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004                 N/A                    N/A                      N/A
     7/1/2004             9/30/2004               135.02                   85                      129.6
    10/1/2004            12/31/2004               201.6                   128.9                    192.79

     1/1/2005             3/31/2005               216.8                   172.57                   180.51
     4/1/2005             6/30/2005               309.25                  179.84                   294.15
     7/1/2005             9/30/2005               320.95                  273.35                   316.46
    10/1/2005            12/30/2005               446.21                  290.685                  414.86

     1/1/2006             3/31/2006               475.11                  331.55                   390
     4/1/2006             6/30/2006               450.72                  360.57                   419.33
     7/1/2006             9/29/2006               427.89                  363.36                   401.9
    10/1/2006            12/29/2006               513                     398.19                   460.48

     1/1/2007             3/31/2007               513                     437                      458.16
     4/1/2007             6/30/2007               534.99                  452.12                   522.7
     7/1/2007             9/30/2007               571.79                  480.46                   567.27
    10/1/2007            12/31/2007               747.24                  569.61                   691.48

     1/1/2008              2/1/2008               697.37                  510                      515.90


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Transocean Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the           Price of the            Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock           the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004               31.158                  26.0696                  30.8067
     7/1/2004             9/30/2004               38.5754                 27.6132                  38.0879
    10/1/2004            12/31/2004               46.0397                 35.8737                  45.1242

     1/1/2005             3/31/2005               55.3221                 42.3565                  54.7792
     4/1/2005             6/30/2005               61.9433                 45.9439                  57.4511
     7/1/2005             9/30/2005               67.1807                 56.9721                  65.2646
    10/1/2005            12/30/2005               75.5051                 55.716                   74.1851

     1/1/2006             3/31/2006               89.7268                 74.5683                  85.4795
     4/1/2006             6/30/2006               95.9754                 75.3135                  85.5008
     7/1/2006             9/29/2006               86.8953                 68.6816                  77.9534
    10/1/2006            12/29/2006               89.663                  69.7994                  86.1075

     1/1/2007             3/31/2007               88.5665                 77.1444                  86.9698
     4/1/2007             6/30/2007              116.2436                 85.6924                 112.8159
     7/1/2007             9/30/2007              128.6769                 98.5835                 120.3419
    10/1/2007            12/31/2007              149.62                  114.2955                 143.15

     1/1/2008              2/1/2008              147.25                  111.34                   125.44


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                  XenoPort Inc.
                                    (05 - 08)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the           Price of the            Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock           the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004                 N/A                     N/A                      N/A
     7/1/2004             9/30/2004                 N/A                     N/A                      N/A
    10/1/2004            12/31/2004                 N/A                     N/A                      N/A

     1/1/2005             3/31/2005                 N/A                     N/A                      N/A
     4/1/2005             6/30/2005                11.21                    9.48                    10.64
     7/1/2005             9/30/2005                17.88                    9.62                    16.5
    10/1/2005            12/30/2005                19.97                   12.65                    17.95

     1/1/2006             3/31/2006                26.68                   13.75                    22.64
     4/1/2006             6/30/2006                25.2                    15.72                    18.11
     7/1/2006             9/29/2006                22.14                   16.2                     20.37
    10/1/2006            12/29/2006                27.75                   20.26                    24.55

     1/1/2007             3/31/2007                30.45                   22.77                    27.86
     4/1/2007             6/30/2007                47.49                   27.46                    44.42
     7/1/2007             9/30/2007                49.47                   36.35                    47.05
    10/1/2007            12/31/2007                58.55                   46.92                    55.88

     1/1/2008              2/1/2008                66.34                   55.20                    62.21


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Arch Coal Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the           Price of the            Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock           the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004               18.495                  13.865                   18.295
     7/1/2004             9/30/2004               18.465                  15.05                    17.745
    10/1/2004            12/31/2004               19.5                    15.93                    17.77

     1/1/2005             3/31/2005               23.765                  16.595                   21.505
     4/1/2005             6/30/2005               27.88                   20.15                    27.235
     7/1/2005             9/30/2005               34.965                  25.14                    33.75
    10/1/2005            12/30/2005               41.1                    30.495                   39.75

     1/1/2006             3/31/2006               44.15                   34.295                   37.97
     4/1/2006             6/30/2006               56.445                  37.1001                  42.37
     7/1/2006             9/29/2006               44.13                   25.88                    28.91
    10/1/2006            12/29/2006               37.03                   25.85                    30.03

     1/1/2007             3/31/2007               33.79                   27.18                    30.69
     4/1/2007             6/30/2007               42.59                   30.33                    34.8
     7/1/2007             9/30/2007               37                      27.76                    33.74
    10/1/2007            12/31/2007               45.22                   32.99                    44.93

     1/1/2008              2/1/2008               49.58                   32.98                    49.33


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Citigroup Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the           Price of the            Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock           the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004                52.88                   44.83                    46.5
     7/1/2004             9/30/2004                47.47                   42.99                    44.12
    10/1/2004            12/31/2004                49.06                   42.1                     48.18

     1/1/2005             3/31/2005                49.99                   44.05                    44.94
     4/1/2005             6/30/2005                48.14                   43.8                     46.23
     7/1/2005             9/30/2005                46.81                   42.91                    45.52
    10/1/2005            12/30/2005                49.76                   44                       48.53

     1/1/2006             3/31/2006                49.58                   44.81                    47.23
     4/1/2006             6/30/2006                50.72                   47.15                    48.25
     7/1/2006             9/29/2006                50.35                   46.22                    49.67
    10/1/2006            12/29/2006                57                      48.83                    55.7

     1/1/2007             3/31/2007                56.28                   48.05                    51.34
     4/1/2007             6/30/2007                55.55                   50.41                    51.29
     7/1/2007             9/30/2007                52.97                   44.66                    46.67
    10/1/2007            12/31/2007                48.95                   28.8                     29.44

     1/1/2008              2/1/2008                29.89                   22.36                    29.69


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            ENSCO International Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the           Price of the            Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock           the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004                29.16                   24.95                    29.1
     7/1/2004             9/30/2004                33.15                   26.95                    32.67
    10/1/2004            12/31/2004                34.15                   28.25                    31.74

     1/1/2005             3/31/2005                41.42                   30.32                    37.66
     4/1/2005             6/30/2005                39.49                   29.25                    35.75
     7/1/2005             9/30/2005                47.85                   35.22                    46.59
    10/1/2005            12/30/2005                50.34                   39.42                    44.35

     1/1/2006             3/31/2006                56.4                    42.82                    51.45
     4/1/2006             6/30/2006                58.75                   39.8                     46.02
     7/1/2006             9/29/2006                47.7                    37.36                    43.83
    10/1/2006            12/29/2006                55.75                   39.1                     50.06

     1/1/2007             3/31/2007                56.59                   45                       54.4
     4/1/2007             6/30/2007                63.28                   53.12                    61.01
     7/1/2007             9/30/2007                67.61                   50.57                    56.1
    10/1/2007            12/31/2007                60.94                   51.8                     59.62

     1/1/2008              2/1/2008                62.47                   45.94                    52.11


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               TERNIUM S.A. (ADS)
                                    (06 - 08)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the           Price of the            Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock           the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004                 N/A                    N/A                      N/A
     7/1/2004             9/30/2004                 N/A                    N/A                      N/A
    10/1/2004            12/31/2004                 N/A                    N/A                      N/A

     1/1/2005             3/31/2005                 N/A                    N/A                      N/A
     4/1/2005             6/30/2005                 N/A                    N/A                      N/A
     7/1/2005             9/30/2005                 N/A                    N/A                      N/A
    10/1/2005            12/30/2005                 N/A                    N/A                      N/A

     1/1/2006             3/31/2006                30                     20                       28.35
     4/1/2006             6/30/2006                29                     19.91                    24.17
     7/1/2006             9/29/2006                26                     21.07                    23.16
    10/1/2006            12/29/2006                30.5                   21.4                     29.54

     1/1/2007             3/31/2007                30.74                  23                       27.94
     4/1/2007             6/30/2007                31.8                   25.2801                  30.29
     7/1/2007             9/30/2007                34.18                  23.3                     31.4
    10/1/2007            12/31/2007                42.48                  30.88                    40.11

     1/1/2008              2/1/2008                40.40                  30.01                    35.90


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Marathon Oil Corp.
                                    (99 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the           Price of the            Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock           the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004               18.935                  16                       18.92
     7/1/2004             9/30/2004               20.8                    16.775                   20.64
    10/1/2004            12/31/2004               21.3                    18.0124                  18.805

     1/1/2005             3/31/2005               24.655                  17.76                    23.46
     4/1/2005             6/30/2005               27.95                   21.745                   26.685
     7/1/2005             9/30/2005               36.34                   26.895                   34.465
    10/1/2005            12/30/2005               34.985                  27.705                   30.485

     1/1/2006             3/31/2006               39.68                   31.005                   38.085
     4/1/2006             6/30/2006               43.275                  34.69                    41.65
     7/1/2006             9/29/2006               46.64                   34.415                   38.45
    10/1/2006            12/29/2006               49.365                  35.325                   46.25

     1/1/2007             3/31/2007               51.735                  41.5                     49.415
     4/1/2007             6/30/2007               67.04                   49                       59.96
     7/1/2007             9/30/2007               65.21                   46.97                    57.02
    10/1/2007            12/31/2007               63.07                   51.99                    60.86

     1/1/2008              2/1/2008               63.22                   43.24                    49.09


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Valero Energy Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the           Price of the            Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock           the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004               18.725                  13.9725                  18.44
     7/1/2004             9/30/2004               20.2975                 15.895                   20.0525
    10/1/2004            12/31/2004               23.91                   19.415                   22.7

     1/1/2005             3/31/2005               38.575                  21.005                   36.635
     4/1/2005             6/30/2005               41.125                  28.9                     39.555
     7/1/2005             9/30/2005               58.625                  39.375                   56.53
    10/1/2005            12/30/2005               58.145                  45.855                   51.6

     1/1/2006             3/31/2006               63.7                    47.99                    59.78
     4/1/2006             6/30/2006               70.75                   55.19                    66.52
     7/1/2006             9/29/2006               68.83                   46.84                    51.47
    10/1/2006            12/29/2006               57.09                   47.52                    51.16

     1/1/2007             3/31/2007               66.02                   47.66                    64.49
     4/1/2007             6/30/2007               77.89                   63.53                    73.86
     7/1/2007             9/30/2007               78.68                   60                       67.18
    10/1/2007            12/31/2007               75.75                   60.8                     70.03

     1/1/2008              2/1/2008               71.12                   47.80                    60.17


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   Coach Inc.
                                    (01 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the           Price of the            Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock           the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004               23.05                   19.48                    22.595
     7/1/2004             9/30/2004               23.725                  17.99                    21.21
    10/1/2004            12/31/2004               28.85                   19.535                   28.2

     1/1/2005             3/31/2005               29.975                  25.73                    28.315
     4/1/2005             6/30/2005               34.24                   24.51                    33.57
     7/1/2005             9/30/2005               36.42                   30.1                     31.36
    10/1/2005            12/30/2005               36.84                   28.14                    33.34

     1/1/2006             3/31/2006               37.4                    31.68                    34.58
     4/1/2006             6/30/2006               35.66                   27.62                    29.9
     7/1/2006             9/29/2006               34.99                   25.18                    34.4
    10/1/2006            12/29/2006               44.99                   34.15                    42.96

     1/1/2007             3/31/2007               51.83                   42.47                    50.05
     4/1/2007             6/30/2007               54                      46.06                    47.39
     7/1/2007             9/30/2007               50.95                   40.29                    47.27
    10/1/2007            12/31/2007               47.89                   29.22                    30.58

     1/1/2008              2/1/2008               32.95                   23.22                    32.64


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Suncor Energy Inc.
                                    (99 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the           Price of the            Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock           the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004                28.09                   22.55                    25.61
     7/1/2004             9/30/2004                32.63                   24.9                     32.01
    10/1/2004            12/31/2004                36.15                   31.16                    35.4

     1/1/2005             3/31/2005                41.7                    31.33                    40.21
     4/1/2005             6/30/2005                48.95                   35.38                    47.32
     7/1/2005             9/30/2005                62.5                    47.4                     60.53
    10/1/2005            12/30/2005                66                      48.09                    63.13

     1/1/2006             3/31/2006                82.15                   63.56                    77.02
     4/1/2006             6/30/2006                89.88                   67.36                    81.01
     7/1/2006             9/29/2006                86.78                   63.77                    72.05
    10/1/2006            12/29/2006                82.08                   64.06                    78.91

     1/1/2007             3/31/2007                77.79                   67.78                    76.35
     4/1/2007             6/30/2007                93.52                   75.71                    89.92
     7/1/2007             9/30/2007               100.11                   82.37                    94.81
    10/1/2007            12/31/2007               117.98                   91.4                    108.73

     1/1/2008              2/1/2008               113.46                   79.34                    94.88


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 CNH Global N.V.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the           Price of the            Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock           the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004                21.9                    17.8                    20.64
     7/1/2004             9/30/2004                21                      16.28                   19.58
    10/1/2004            12/31/2004                20                      16.18                   19.37

     1/1/2005             3/31/2005                19.55                   16.5                    18.79
     4/1/2005             6/30/2005                19.24                   16.7                    18.89
     7/1/2005             9/30/2005                22.38                   18.68                   19.7
    10/1/2005            12/30/2005                20.66                   15.79                   18.54

     1/1/2006             3/31/2006                26.65                   17.85                   25.78
     4/1/2006             6/30/2006                30.6                    20.28                   23.92
     7/1/2006             9/29/2006                24.58                   18.76                   23.21
    10/1/2006            12/29/2006                30.48                   21.63                   27.3

     1/1/2007             3/31/2007                41.09                   25.8                    37.29
     4/1/2007             6/30/2007                53                      35.6                    51.09
     7/1/2007             9/30/2007                63.9                    42.56                   60.74
    10/1/2007            12/31/2007                68.11                   49.56                   65.82

     1/1/2008              2/1/2008                70                      41.01                   49.99


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                    KBR Inc.
                                    (07 - 08)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the           Price of the            Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock           the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004                 N/A                     N/A                      N/A
     7/1/2004             9/30/2004                 N/A                     N/A                      N/A
    10/1/2004            12/31/2004                 N/A                     N/A                      N/A

     1/1/2005             3/31/2005                 N/A                     N/A                      N/A
     4/1/2005             6/30/2005                 N/A                     N/A                      N/A
     7/1/2005             9/30/2005                 N/A                     N/A                      N/A
    10/1/2005            12/30/2005                 N/A                     N/A                      N/A

     1/1/2006             3/31/2006                 N/A                     N/A                      N/A
     4/1/2006             6/30/2006                 N/A                     N/A                      N/A
     7/1/2006             9/29/2006                 N/A                     N/A                      N/A
    10/1/2006            12/29/2006                27.63                   17                       26.16

     1/1/2007             3/31/2007                26.1                    19.66                    20.35
     4/1/2007             6/30/2007                29.34                   20.13                    26.23
     7/1/2007             9/30/2007                40.38                   26.31                    38.77
    10/1/2007            12/31/2007                45.24                   33.76                    38.8

     1/1/2008              2/1/2008                41.95                   24                       33.40


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Research In Motion Ltd.
                                    (99 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the           Price of the            Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock           the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004               23.0867                 14.1683                  22.8167
     7/1/2004             9/30/2004               25.81                   17.4163                  25.4467
    10/1/2004            12/31/2004               34.52                   24.0567                  27.4733

     1/1/2005             3/31/2005               27.88                   20.0933                  25.4733
     4/1/2005             6/30/2005               28.1833                 20.6233                  24.5967
     7/1/2005             9/30/2005               27.4967                 22.3733                  22.7667
    10/1/2005            12/30/2005               23.15                   17                       22.0033

     1/1/2006             3/31/2006               30.1767                 20.95                    28.2933
     4/1/2006             6/30/2006               29.37                   20.3433                  23.2567
     7/1/2006             9/29/2006               34.8333                 20.7067                  34.2167
    10/1/2006            12/29/2006               47.5533                 32.9167                  42.5933

     1/1/2007             3/31/2007               49.0167                 39.9167                  45.4967
     4/1/2007             6/30/2007               66.86                   42.9333                  66.6633
     7/1/2007             9/30/2007              100.98                   61.54                    98.55
    10/1/2007            12/31/2007              137.01                   95.02                   113.4

     1/1/2007              2/1/2008              116.05                   80.20                    92.2401


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Stifel Financial Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the           Price of the            Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock           the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004               21.15                   16.2                     20.4
     7/1/2004             9/30/2004               21.3                    17.475                   19.6
    10/1/2004            12/31/2004               24.68                   19.04                    20.95

     1/1/2005             3/31/2005               22.33                   19.4                     21.8
     4/1/2005             6/30/2005               25.74                   19.65                    24.16
     7/1/2005             9/30/2005               36.51                   23.25                    35.9
    10/1/2005            12/30/2005               39.44                   34.8                     37.59

     1/1/2006             3/31/2006               44.15                   37.09                    43.67
     4/1/2006             6/30/2006               43.6                    32.45                    35.31
     7/1/2006             9/29/2006               35.83                   29.67                    31.74
    10/1/2006            12/29/2006               42                      31.26                    39.23

     1/1/2007             3/31/2007               52.21                   37.15                    44.3
     4/1/2007             6/30/2007               61.9                    42.44                    58.89
     7/1/2007             9/30/2007               62.0399                 48.77                    57.84
    10/1/2007            12/31/2007               63.48                   44.05                    52.57

     1/1/2007              2/1/2008               52.53                   38.50                    44.60


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Supplemental Plan of Distribution

     We expect that delivery of the Notes will be made against payment for the Notes on or about February 29, 2008, which is the third (3rd) business day following the Pricing Date (this settlement cycle being referred to as "T+3"). See "Plan of Distribution" in the prospectus supplement dated February 28, 2007.

Supplemental Discussion of Canadian Tax Consequences

The following section supplements the tax discussion under the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated March 6, 2007 and is subject to the limitations and exceptions set forth therein. This discussion is only applicable to you if you are a Non-Resident Holder (as defined in the accompanying prospectus).

Based on the current administrative practices and policies of the Canada Revenue Agency, interest paid or credited or deemed for purposes of the Income Tax Act (Canada) (the "Act") to be paid or credited on a Note to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where we deal at arm's length for the purposes of the Act with the Non-Resident Holder at the time of such payment.


Anti-dilution Adjustments

Anti-dilution adjustments shall be determined according to "General Terms of the Reverse Convertible Notes--Anti-dilution Adjustments" beginning on page PS-10 of the product prospectus supplement dated March 6, 2007, except that, in connection with reverse stock splits, the Initial Reference Stock Price will not be adjusted, unless the reverse stock split occurs after the Pricing Date and on or before the Valuation Date.

               No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

                                        $




                                   [RBC LOGO]
                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

                            Reverse Convertible Notes



                                 February , 2008